UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 16, 2014 (December 10, 2014)

SM Energy Company

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31539 (Commission File Number)	41-0518430 (IRS Employer Identification No.)

1775 Sherman Street, Suite 1200, Denver, Colorado (Address of principal executive offices)	80203 (Zip Code)

Registrant’s telephone number, including area code: (303) 861-8140

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On December 10, 2014, SM Energy Company (the “Company”) entered into a Second Amendment (the “Amendment”) to the Fifth Amended and Restated Credit Agreement (the “Credit Agreement”) by and among the Company, Wells Fargo Bank, National Association, as Administrative Agent (the “Agent”), and the institutions named therein as lenders.

Pursuant to the Amendment, (i) the maturity of the Credit Agreement was extended to December 10, 2019; (ii) the aggregate lender commitments were increased to $1.5 billion; (iii) the interest rate for borrowings under Credit Agreement was reduced to (A) a margin ranging from 0.25% to 1.25%, plus the Alternate Base Rate, or (B) a margin ranging from 1.25% to 2.25%, plus the Adjusted LIBO Rate, for LIBOR borrowings; (iv) the commitment fee for the undrawn portion of the total commitments was reduced to a fee ranging from 0.30% to 0.375%; and (v) certain other non-material changes were made to the Credit Agreement.  “Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (i) the Prime Rate in effect on such day, (ii) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (iii) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.0%.  “Adjusted LIBO Rate” means the reserve-adjusted LIBO Rate for a given Interest Period, rounded upwards, if necessary, to the next 1/16 of 1%.  The applicable margin and commitment fee is dependent upon borrowings relative to the then-effective borrowing base.

The Amendment also specified that the borrowing base under the Credit Agreement will remain at $2.4 billion until the next borrowing base redetermination date, and will not be reduced by the recent issuance of $600.0 million of senior notes by the Company.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Indenture, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 7.01                                           Regulation FD Disclosure.

In accordance with General Instruction B.2. of Form 8-K, the following information, including Exhibit 99.1, shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On December 10, 2014, the Company issued a press release announcing that the Company had entered into the Amendment.  A copy of the press release is furnished as Exhibit 99.1 to this report and incorporated by reference herein.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1

Second Amendment to Fifth Amended and Restated Credit Agreement, dated December 10, 2014, among SM Energy Company, Wells Fargo Bank, National Association, as Administrative Agent, and the Lenders party thereto

99.1	Press release of the Company dated December 10, 2014, entitled “SM Energy Announces Amendment to Credit Facility”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SM ENERGY COMPANY

Date: December 16, 2014	By:	/s/ David W. Copeland
David W. Copeland
Executive Vice President, General Counsel and Corporate Secretary